EXHIBIT 11.1

HEMPTOWN CLOTHING INC. DECEMBER 31, 2003

SHARES ISSUED CONTINUITY SCHEDULE ‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑

12-MONTH EARNINGS PER SHARE CALCULATION ‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑‑

EARNINGS PER SHARE FOR THE 12-MONTH PERIOD                ($0.04) *
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*  All outstanding options and warrants are anti‑dilutive, and consequently, fully diluted EPS is equal to Basic EPS."